STRASBURGER & PRICE, LLP
300 Convent Street, Suite 900
San Antonio, Texas 78205
210-250-6000

October 29, 2012

Royale Energy, Inc.
7676 Hazard Center Drive
Suite 1500
San Diego, California 92108

RE:	Registration Statement on Form S-3

Gentlemen:

We have acted as counsel for Royale Energy, Inc., a California corporation (the "Company"), in connection with the Registration Statement on Form S-3 declared effective on February 14, 2012, File No. 333-178484 (the "Registration Statement"), the Prospectus dated February 14, 2012 (the “Prospectus”), and the Prospectus Supplement dated October 29, 2012 (the “Prospectus Supplement”), of the Company, filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the issuance and sale by the Company of (i) a convertible note in the original principal amount of $3,333,333.33 (the “Note”) and (ii) warrant (the “Warrant”) to purchase shares of common stock of the Company, no par value per share (the “Common Stock”), and shares of Common Stock underlying the Warrants and issuable upon conversion of the Notes, in accordance with that certain Securities Purchase Agreement, dated as of October 29, 2012 (the “Securities Purchase Agreement”), between the Company and each of the buyers listed on the Schedule of Buyers attached thereto.  The Securities Purchase Agreement is being filed with the Commission as Exhibit 10.1 to the Current Report on Form 8-K to which this opinion is attached as Exhibit 5.1 (the “Current Report”).

In connection therewith, we have examined the Registration Statement, the Prospectus, the Prospectus Supplement, and originals or copies, certified or otherwise identified to our satisfaction, of the Amended and Restated Articles of Incorporation of the Company, as amended, the Bylaws of the Company, as amended, records of relevant corporate proceedings with respect to the offering of the Notes and the Warrants, the Securities Purchase Agreement, the form of Note, the form of Warrant, and such other documents and instruments as we have deemed necessary or appropriate as a basis for the opinions hereinafter expressed.  We have also relied, without independent verification, on certificates of public officials and, as to matters of fact material to the opinion set forth below, on the representations and warranties set forth in the Securities Purchase Agreement and certificates of officers of the Company.  In making our examination, we have assumed the correctness and completeness of such certificates, the authenticity and completeness of all documents submitted as originals or duplicate originals, the conformity to original documents of all document copies and the authenticity of the respective originals of such latter documents. We have also assumed the genuineness of all signatures and the legal capacity for all purposes relevant hereto of all natural persons and, with respect to all parties to agreements or instruments relevant hereto other than the Company, that such parties had the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action (corporate or otherwise),

Royale Energy, Inc.
October 29, 2012

executed and delivered by such parties and that such agreements or instruments are the valid, binding and enforceable obligations of such parties.

Based upon the foregoing and subject to the assumptions, limitations and qualifications set forth herein, it is our opinion that (i) the Note, when purchased and paid for and issued in the manner described in the Registration Statement, the Prospectus and the Prospectus Supplement and in accordance with the terms of the Securities Purchase Agreement, will be validly issued and will constitute a binding obligation of the Company, (ii) the Warrant, when purchased and paid for and issued in the manner described in the Registration Statement, the Prospectus and the Prospectus Supplement and in accordance with the terms of the Securities Purchase Agreement, will be validly issued and will constitute a binding obligation of the Company, and (iii) the shares of Common Stock underlying the Note and the Warrant have been duly authorized and, when issued, upon exercise, conversion or exchange for the Notes or the Warrants in the manner described in the Registration Statement, the Prospectus and the Prospectus Supplement and in accordance with the terms of the Securities Purchase Agreement, the Warrant, and the Note, as applicable, will be validly issued, fully paid and non-assessable.

The opinions set forth above are limited exclusively to the California Corporations Code and reported judicial decisions interpreting such law.  This opinion is limited to the matters expressly set forth in this letter, as limited herein as of the date of this letter, and we assume no obligation to advise you of changes in applicable law or fact or other matters that hereafter may come to our attention.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Prospectus Supplement. In giving such consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules or regulations of the Commission.

Very truly yours,

STRASBURGER & PRICE, L.L.P.